ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports Fourth-Quarter and Year-End 2019 Results
-- Full-Year Cash Provided by Operating Activities of $858 Million --
-- Returned Approximately $390 Million to Shareholders in 2019 --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Feb. 6, 2020--Arrow Electronics, Inc. (NYSE:ARW) today reported fourth-quarter 2019 sales of $7.34 billion, a decrease of 7 percent from sales of $7.92 billion in the fourth quarter of 2018. Fourth-quarter sales as adjusted decreased 5%. The company reported fourth-quarter net income of $112 million, or $1.36 per share on a diluted basis, compared with net income of $231 million, or $2.63 per share on a diluted basis, in the fourth quarter of 2018. Excluding certain items1, net income would have been $181 million, or $2.20 per share on a diluted basis, in the fourth quarter of 2019, compared with net income of $227 million, or $2.59 per share on a diluted basis, in the fourth quarter of 2018. In the fourth quarter of 2019, changes in foreign currencies had negative impacts on growth of approximately $65 million or 1 percent on sales and $.04 or 1 percent on earnings per share on a diluted basis compared to the fourth quarter of 2018.
“Arrow’s commitment to delivering unmatched engineering and design services to customers on behalf of our suppliers is serving the company well during the ongoing industry correction,” said Michael J. Long, chairman, president, and chief executive officer. “Global components’ sales and margin performance continue to demonstrate greater resiliency compared to past economic and semiconductor industry corrections. As we prepare for economic recovery, we continue to increase the scale of our Asia components business, which we expect to lead to greater profit. Arrow is well positioned to accelerate profit growth and expansion as soon as demand from end-customers stabilizes and improves.”
Global components fourth-quarter sales of $4.74 billion decreased 10 percent year over year. Sales, as adjusted, decreased 8 percent year over year. Asia-Pacific components sales increased 4 percent year over year. Europe components sales decreased 16 percent year over year. Sales in the region, as adjusted, decreased 12 percent year over year. Americas components sales decreased 19 percent year over year. Sales in the region, as adjusted, decreased 16 percent year over year. Global components fourth-quarter operating income was $150 million. Fourth-quarter operating income, excluding amortization of intangibles expense, as adjusted, was $172 million.
“During the fourth quarter, and throughout 2019, Arrow’s enterprise computing solutions focused on accelerating the evolution toward selling advanced, next-generation software and hardware architectures,” added Mr. Long. “We believe our line card and capabilities are well positioned to assure mutual success for suppliers, VARs and MSPs, and their customers as we begin the new decade.”
Global enterprise computing solutions fourth-quarter sales of $2.60 billion decreased 2 percent year over year. Global enterprise computing solutions sales, as adjusted, decreased 1 percent year over year. Europe sales increased 1 percent year over year. Sales in the region, as adjusted, increased 4 percent year over year. Americas sales decreased 4 percent year over year. Sales in the region, as adjusted, decreased 3 percent year over year. Global enterprise computing solutions fourth-quarter operating income was $149 million. Fourth-quarter operating income, excluding amortization of intangibles expense, as adjusted, was $156 million. Fourth-quarter operating income as a percentage of sales increased 20 basis points year over year.

FULL-YEAR RESULTS
Full-year 2019 sales of $28.92 billion decreased 3 percent from sales of $29.68 billion in 2018. Net loss for 2019 was $204 million, or $(2.44) per share, compared with net income of $716 million, or $8.10 per share on a diluted basis, in 2018. Excluding certain items1, net income would have been $636 million, or $7.55 per share on a diluted basis, in 2019 compared with net income of $778 million, or $8.79 per share on a diluted basis, in 2018. In 2019, changes in foreign currencies had negative impacts on growth of approximately $513 million, or 2 percent on sales, and $.23, or 2 percent, on earnings per share on a diluted basis compared to 2018.
“With our flexibility, Arrow was able to adapt to changing market conditions in 2019,” said Chris Stansbury, senior vice president and chief financial officer. “Fourth-quarter and full-year 2019 cash flow provided by operating activities were $495 million and $858 million, respectively. Disciplined working capital management, continued profitability from our leading positions in the markets we serve, and efficiencies from our largely complete cost optimization activities, were all key drivers in generating our strong cash flow. We remain committed to returning excess cash to shareholders, and returned approximately $100 million to shareholders through our stock repurchase program during the fourth quarter, and approximately $390 million in 2019. At the end of the year, we had approximately $339 million of remaining authorization under our share repurchase program.”

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, gross profit, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

1

FIRST-QUARTER 2020 OUTLOOK

•
Consolidated sales of $6.225 billion to $6.625 billion, with global components sales of $4.55 billion to $4.75 billion, and global enterprise computing solutions sales of $1.675 billion to $1.875 billion

•
Earnings per share on a diluted basis of $.99 to $1.29, and earnings per share on a diluted basis, excluding certain items[1] of $1.29 to $1.39 per share, assuming an average tax rate of approximately 24.5 percent compared to the long-term range of 23 to 25 percent, and average diluted shares outstanding of 82 million

•	Interest expense of approximately $52 million

•
Expecting average USD-to-Euro exchange rate of $1.12 to €1; changes in foreign currencies to negatively impact sales growth by approximately $30 million, and earnings per share on a diluted basis by $.01 compared to the first quarter of 2019

“As we look to the first quarter, we are seeing some delays and extended lead times of products manufactured in China due to business and transportation shutdowns, as well the extension of the New Year Holiday week mandated by the Chinese government. The situation in that region remains uncertain, and we are monitoring conditions closely. Currently, we are not able to quantify the potential impacts to our first-quarter outlook, said Mr. Stansbury.”
“Separately, our first quarter of 2020 will close on the March 28, 2020, two days earlier than the first quarter of 2019, and three days before the end of the calendar month. We expect this will negatively impact sales by approximately $225 million, and earnings per share on a diluted basis by approximately $.11 compared to the first quarter of 2019. The earlier closing date will only impact global enterprise computing solutions. Additionally, while the second and third quarters of 2020 will close two days earlier than the second and third quarters of 2019, we expect impacts to year-over-year comparisons should be negligible. We anticipate the fourth quarter of 2020 will benefit by the corresponding amounts lost from the first quarter.”

Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics guides innovation forward for over 175,000 leading technology manufacturers and service providers. With 2019 sales of $29 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, anti-trust, and anti-corruption laws, the company's ability to generate cash flow, , and disruptions in the company’s business due to epidemics (such as the coronavirus). Forward-looking statements are those statements which are not statements of historical fact.  These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2019.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share.
The company provides sales, gross profit, and operating expenses as adjusted for the impact of changes in foreign currencies (referred to as changes in foreign currencies) by re-translating prior-period results at current period foreign exchange rates, the impact of dispositions by adjusting the company's operating results for businesses disposed, as if the dispositions had occurred at the beginning of the earliest period presented (referred to as dispositions), the impact of the company's personal computer and mobility asset disposition business (referred to as wind down), the impact of inventory write-downs related to the digital business (referred to as “digital inventory write-downs and recoveries”), and the impact of the notes receivable reserves and inventory write-downs related to the AFS business (referred to as “AFS notes receivable reserves and credits” and “AFS inventory write-downs and recoveries,” respectively). Operating income is adjusted to exclude identifiable intangible asset amortization, restructuring, integration, and other charges, loss on disposition of businesses, net, AFS notes receivable reserves and credits and inventory write-downs and recoveries, digital inventory write-downs and recoveries, the impact of non-cash charges related to goodwill, trade names, and long-lived assets, and the impact of wind down. Net income attributable to shareholders as adjusted to exclude identifiable intangible asset amortization, restructuring, integration, and other charges, and loss on disposition of businesses, net, AFS notes receivable reserves and credits and inventory write-downs and recoveries, digital inventory write-downs and recoveries, the impact of non-cash charges related to goodwill, trade names, and long-lived assets, the impact of wind down, pension settlements, net gains and losses on investments, and certain tax adjustments including related interest expense. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

2

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

3

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	Quarter Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
Sales	$7,338,190	$7,918,182	$28,916,847	$29,676,768
Cost of sales	6,515,247	6,942,812	25,618,466	25,975,856
Gross profit	822,943	975,370	3,298,381	3,700,912
Operating expenses:
Selling, general, and administrative expenses	513,878	583,943	2,191,612	2,303,051
Depreciation and amortization	50,051	47,183	189,790	186,384
Loss on disposition of businesses, net	5,813	—	21,252	3,604
Impairments	—	—	698,246	—
Restructuring, integration, and other charges	15,093	9,864	89,785	60,361
	584,835	640,990	3,190,685	2,553,400
Operating income	238,108	334,380	107,696	1,147,512
Equity in earnings (losses) of affiliated companies	(610)	(1,524)	(2,765)	(2,332)
Gain (loss) on investments, net	3,967	(10,221)	11,831	(14,166)
Employee benefit plan expense	(21,500)	(3,086)	(24,849)	(6,870)
Interest and other financing expense, net	(50,317)	(54,584)	(203,743)	(214,771)
Income (loss) before income taxes	169,648	264,965	(111,830)	909,373
Provision for income taxes	57,460	32,474	88,338	187,799
Consolidated net income (loss)	112,188	232,491	(200,168)	721,574
Noncontrolling interests	175	1,838	3,919	5,379
Net income (loss) attributable to shareholders	$112,013	$230,653	$(204,087)	$716,195

Net income (loss) per share:
Basic	$1.37	$2.66	$(2.44)	$8.19
Diluted	$1.36	$2.63	$(2.44)	$8.10

Weighted average shares outstanding:
Basic	81,613	86,559	83,568	87,476
Diluted	82,493	87,561	83,568	88,444

4

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	December 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$300,103	$509,327
Accounts receivable, net	8,482,687	8,945,463
Inventories	3,477,120	3,878,678
Other current assets	266,249	274,832
Total current assets	12,526,159	13,608,300
Property, plant, and equipment, at cost:
Land	7,793	7,882
Buildings and improvements	173,370	158,712
Machinery and equipment	1,481,525	1,425,933
	1,662,688	1,592,527
Less: Accumulated depreciation and amortization	(859,578)	(767,827)
Property, plant, and equipment, net	803,110	824,700
Investments in affiliated companies	86,942	83,693
Intangible assets, net	271,903	372,644
Goodwill	2,061,322	2,624,690
Other assets	651,360	270,418
Total assets	$16,400,796	$17,784,445
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,046,221	$7,631,879
Accrued expenses	880,507	912,292
Short-term borrowings, including current portion of long-term debt	331,431	246,257
Total current liabilities	8,258,159	8,790,428
Long-term debt	2,640,129	3,239,115
Other liabilities	636,115	378,536
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2019 and 2018
Issued – 125,424 shares in both 2019 and 2018	125,424	125,424
Capital in excess of par value	1,150,006	1,135,934
Treasury stock (44,804 and 40,233 shares in 2019 and 2018, respectively), at cost	(2,332,548)	(1,972,254)
Retained earnings	6,131,248	6,335,335
Accumulated other comprehensive loss	(262,211)	(299,449)
Total shareholders' equity	4,811,919	5,324,990
Noncontrolling interests	54,474	51,376
Total equity	4,866,393	5,376,366
Total liabilities and equity	$16,400,796	$17,784,445

5

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Consolidated net income	$112,188	$232,491
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	50,051	47,183
Amortization of stock-based compensation	6,321	8,134
Equity in (earnings) losses of affiliated companies	610	1,524
Deferred income taxes	15,196	(16,533)
(Gain) loss on investment, net	(3,840)	10,221
Loss on disposition of businesses, net	5,813	—
Pension settlement expense	20,111	—
Other	(155)	3,142
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	(578,059)	(752,891)
Inventories	40,448	(162,825)
Accounts payable	827,614	764,726
Accrued expenses	43,649	96,946
Other assets and liabilities	(45,145)	31,016
Net cash provided by operating activities	494,802	263,134

Cash flows from investing activities:
Proceeds from (cash paid on) disposition of businesses	(11,769)	—
Acquisition of property, plant, and equipment	(30,111)	(30,439)
Proceeds from sale of property, plant, and equipment	—	5,421
Cash paid for customer relationship intangible asset	(7,616)	(20,000)
Other	(4,127)	(2,500)
Net cash used for investing activities	(53,623)	(47,518)

Cash flows from financing activities:
Change in short-term and other borrowings	(20,794)	88,034
Proceeds from (repayment of) long-term bank borrowings, net	(308,047)	(114,120)
Proceeds from exercise of stock options	5,201	900
Repurchases of common stock	(100,009)	(150,132)
Net cash used for financing activities	(423,649)	(175,318)
Effect of exchange rate changes on cash	20,319	(5,162)
Net increase in cash and cash equivalents	37,849	35,136
Cash and cash equivalents at beginning of period	262,254	474,191
Cash and cash equivalents at end of period	$300,103	$509,327

6

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31, 2019	December 31, 2018
Cash flows from operating activities:
Consolidated net income (loss)	$(200,168)	$721,574
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	189,790	186,384
Amortization of stock-based compensation	41,070	46,238
Equity in (earnings) losses of affiliated companies	2,765	2,332
Deferred income taxes	(50,288)	1,236
(Gain) loss on investment, net	(11,462)	14,166
Loss on disposition of businesses, net	21,252	3,604
Pension settlement expense	20,111	1,665
Impairments	698,246	—
Other	10,659	9,198
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	338,849	(1,007,308)
Inventories	383,058	(618,875)
Accounts payable	(521,575)	936,423
Accrued expenses	(27,475)	112,123
Other assets and liabilities	(36,837)	(136,070)
Net cash provided by operating activities	857,995	272,690

Cash flows from investing activities:
Cash consideration paid for acquired businesses, net of cash acquired	—	(331,563)
Proceeds from (cash paid on) disposition of businesses	(13,094)	32,013
Acquisition of property, plant, and equipment	(143,191)	(135,336)
Proceeds from sale of property, plant and equipment	—	5,421
Cash paid for customer relationship intangible asset	(7,616)	(20,000)
Other	(9,682)	(13,500)
Net cash used for investing activities	(173,583)	(462,965)

Cash flows from financing activities:
Change in short-term and other borrowings	(113,923)	192,192
Proceeds from (repayments of) long-term bank borrowings, net	(405,007)	306,635
Redemption of notes	—	(300,000)
Proceeds from exercise of stock options	16,911	8,819
Repurchases of common stock	(404,203)	(243,305)
Other	(147)	(1,174)
Net cash provided by (used for) financing activities	(906,369)	(36,833)
Effect of exchange rate changes on cash	12,733	6,352
Net decrease in cash and cash equivalents	(209,224)	(220,756)
Cash and cash equivalents at beginning of period	509,327	730,083
Cash and cash equivalents at end of period	$300,103	$509,327

7

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	December 31, 2019	December 31, 2018	% Change

Consolidated sales, as reported	$7,338,190	$7,918,182	(7.3)%
Impact of changes in foreign currencies	—	(65,384)
Impact of dispositions and wind down	(19,375)	(118,184)
Consolidated sales, as adjusted	$7,318,815	$7,734,614	(5.4)%

Global components sales, as reported	$4,738,993	$5,261,477	(9.9)%
Impact of changes in foreign currencies	—	(40,608)
Impact of dispositions and wind down	(19,375)	(102,965)
Global components sales, as adjusted	$4,719,618	$5,117,904	(7.8)%

Americas components sales, as reported	$1,644,757	$2,021,033	(18.6)%
Impact of changes in foreign currencies	—	(214)
Impact of dispositions and wind down	(19,239)	(78,246)
Americas components sales, as adjusted	$1,625,518	$1,942,573	(16.3)%

Europe components sales, as reported	$1,189,016	$1,407,429	(15.5)%
Impact of changes in foreign currencies	—	(36,312)
Impact of dispositions and wind down	(136)	(24,719)
Europe components sales, as adjusted	$1,188,880	$1,346,398	(11.7)%

Asia components sales, as reported	$1,905,220	$1,833,015	3.9%
Impact of changes in foreign currencies	—	(4,082)
Asia components sales, as adjusted	$1,905,220	$1,828,933	4.2%

Global ECS sales, as reported	$2,599,197	$2,656,705	(2.2)%
Impact of changes in foreign currencies	—	(24,776)
Impact of dispositions	—	(15,219)
Global ECS sales, as adjusted	$2,599,197	$2,616,710	(0.7)%

Europe ECS sales, as reported	$959,449	$954,343	0.5%
Impact of changes in foreign currencies	—	(20,834)
Impact of dispositions	—	(15,219)
Europe ECS sales, as adjusted	$959,449	$918,290	4.5%

Americas ECS sales, as reported	$1,639,748	$1,702,362	(3.7)%
Impact of changes in foreign currencies	—	(3,942)
Americas ECS sales, as adjusted	$1,639,748	$1,698,420	(3.5)%

8

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Year Ended
	December 31, 2019	December 31, 2018	% Change

Consolidated sales, as reported	$28,916,847	$29,676,768	(2.6)%
Impact of changes in foreign currencies	—	(513,217)
Impact of dispositions and wind down	(251,614)	(496,108)
Consolidated sales, as adjusted	$28,665,233	$28,667,443	flat

Global components sales, as reported	$20,250,735	$20,856,851	(2.9)%
Impact of changes in foreign currencies	—	(337,828)
Impact of dispositions and wind down	(240,473)	(415,707)
Global components sales, as adjusted	$20,010,262	$20,103,316	(0.5)%

Americas components sales, as reported	$7,167,295	$7,816,533	(8.3)%
Impact of changes in foreign currencies	—	(4,496)
Impact of dispositions and wind down	(189,963)	(310,198)
Americas components sales, as adjusted	$6,977,332	$7,501,839	(7.0)%

Europe components sales, as reported	$5,412,379	$5,733,222	(5.6)%
Impact of changes in foreign currencies	—	(292,551)
Impact of dispositions and wind down	(50,510)	(105,509)
Europe components sales, as adjusted	$5,361,869	$5,335,162	0.5%

Asia components sales, as reported	$7,671,061	$7,307,096	5.0%
Impact of changes in foreign currencies	—	(40,781)
Asia components sales, as adjusted	$7,671,061	$7,266,315	5.6%

Global ECS sales, as reported	$8,666,112	$8,819,917	(1.7)%
Impact of changes in foreign currencies	—	(175,389)
Impact of dispositions	(11,141)	(80,401)
Global ECS sales, as adjusted	$8,654,971	$8,564,127	1.1%

Europe ECS sales, as reported	$3,034,087	$3,077,391	(1.4)%
Impact of changes in foreign currencies	—	(145,468)
Impact of dispositions	(11,141)	(52,908)
Europe ECS sales, as adjusted	$3,022,946	$2,879,015	5.0%

Americas ECS sales, as reported	$5,632,025	$5,742,526	(1.9)%
Impact of changes in foreign currencies	—	(29,921)
Impact of dispositions	—	(27,493)
Americas ECS sales, as adjusted	$5,632,025	$5,685,112	(0.9)%

9

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended December 31, 2019
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Digital Write Downs	Impact of Wind Down(6)	Tax adjustments(7)	Other(1)	Non-GAAP measure
Sales	$7,338,190	$—	$—	$—	$—	$(19,375)	$—	$—	$7,318,815
Gross Profit	822,943	—	—	—	1,117	5,388	—	—	829,448
Operating income	238,108	14,311	16,350	2,850	1,117	10,912	—	1,002	284,650
Income before income taxes	169,648	14,311	16,350	2,850	1,117	10,942	—	17,919	233,137
Provision for income taxes	57,460	4,050	3,042	607	156	(18,380)	1,806	2,700	51,441
Consolidated net income	112,188	10,261	13,308	2,243	961	29,322	(1,806)	15,219	181,696
Noncontrolling interests	175	138	—	—	—	—	—	—	313
Net income attributable to shareholders	$112,013	$10,123	$13,308	$2,243	$961	$29,322	$(1,806)	$15,219	$181,383
Net income per diluted share(5)	$1.36	$0.12	$0.16	$0.03	$0.01	$0.36	$(0.02)	$0.18	$2.20
Effective tax rate	33.9%								22.1%

Three months ended December 31, 2018
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Digital Write Downs	Impact of Wind Down(6)	Tax adjustments(7)	Other(2)	Non-GAAP measure
Sales	$7,918,182	$—	$—	$—	$—	$(102,965)	$—	$—	$7,815,217
Gross Profit	975,370	—	—	—	—	(16,947)	—	—	958,423
Operating income	334,380	9,493	11,126	—	—	4,471	—	—	359,470
Income before income taxes	264,965	9,493	11,126	—	—	4,114	—	11,886	301,584
Provision for income taxes	32,474	2,772	4,786	—	—	1,635	28,323	3,025	73,015
Consolidated net income	232,491	6,721	6,340	—	—	2,479	(28,323)	8,861	228,569
Noncontrolling interests	1,838	142	—	—	—	—	—	—	1,980
Net income attributable to shareholders	$230,653	$6,579	$6,340	$—	$—	$2,479	$(28,323)	$8,861	$226,589
Net income per diluted share(5)	$2.63	$0.08	$0.07	$—	$—	$0.03	$(0.32)	$0.10	$2.59
Effective tax rate	12.3%								24.2%

10

NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Year ended December 31, 2019
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Digital Write Downs	Impairments(4)	Impact of Wind Down(6)	Tax adjustments(7)	Other(1)	Non-GAAP measure
Sales	$28,916,847	$—	$—	$—	$—	$—	$(240,473)	$—	$—	$28,676,374
Gross Profit	3,298,381	—	—	1,868	22,332	—	(1,975)	—	—	3,320,606
Operating income	107,696	42,383	78,429	18,037	22,332	623,796	162,244	—	1,868	1,056,785
Income before income taxes	(111,830)	42,383	78,429	18,037	22,332	623,796	162,356	—	10,921	846,424
Provision for income taxes	88,338	11,913	19,540	4,339	5,390	64,246	12,631	(1,696)	750	205,451
Consolidated net income	(200,168)	30,470	58,889	13,698	16,942	559,550	149,725	1,696	10,171	640,973
Noncontrolling interests	3,919	558	—	—	—	—	—	—	—	4,477
Net income attributable to shareholders	$(204,087)	$29,912	$58,889	$13,698	$16,942	$559,550	$149,725	$1,696	$10,171	$636,496
Net income per diluted share(5)	$(2.44)	$0.36	$0.70	$0.16	$0.20	$6.70	$1.79	$0.02	$0.12	$7.55
Effective tax rate	(79.0)%									24.3%

Year ended December 31, 2018
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Digital Write Downs	Impairments	Impact of Wind Down(6)	Tax adjustments(7)	Other(3)	Non-GAAP measure
Sales	$29,676,768	$—	$—	$—	$—	$—	$(415,707)	$—	$—	$29,261,061
Gross Profit	3,700,912	—	—	—	—	—	(71,091)	—	—	3,629,821
Operating income	1,147,512	38,215	49,297	—	—	—	19,910	—	3,604	1,258,538
Income before income taxes	909,373	38,215	49,297	—	—	—	19,675	—	19,435	1,035,995
Provision for income taxes	187,799	10,782	14,815	—	—	—	6,031	28,323	4,678	252,428
Consolidated net income	721,574	27,433	34,482	—	—	—	13,644	(28,323)	14,757	783,567
Noncontrolling interests	5,379	589	—	—	—	—	—	—	—	5,968
Net income attributable to shareholders	$716,195	$26,844	$34,482	$—	$—	$—	$13,644	$(28,323)	$14,757	777,599
Net income per diluted share(5)	$8.10	$0.30	$0.39	$—	$—	$—	$0.15	$(0.32)	$0.17	$8.79
Effective tax rate	20.7%									24.4%

(1) Other includes loss on disposition of businesses, net, gain (loss) on investments, net, interest related to uncertain tax position related to the Tax Act and pension settlement.
(2) Other includes gain (loss) on investments, net, and pension settlement.
(3) Other includes loss on disposition of businesses, net, gain (loss) on investments, net, and pension settlement.
(4) Impairments include goodwill impairments of $570,175, tradename impairments of $46,000, and $7,621 in impairment charges related to various other long-lived assets.
(5) For the year ended December 31, 2019, the non-GAAP net income per diluted share calculation includes 752 thousand shares that were excluded from the GAAP net income per diluted share calculation. Additionally, in all periods presented the sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(6) Amounts for restructuring, integration, and other charges, identifiable intangible asset amortization, loss on disposition of businesses, net, certain tax adjustments, and impairments related to the personal computer and mobility asset disposition business are included in “impact of wind down” above.

(7) Includes income tax expense related to repatriation of foreign earnings and the Tax Act.

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ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Sales:
Global components	$4,738,993	$5,261,477	$20,250,735	$20,856,851
Global ECS	2,599,197	2,656,705	8,666,112	8,819,917
Consolidated	$7,338,190	$7,918,182	$28,916,847	$29,676,768
Operating income (loss):
Global components	$149,794	$252,313	$(10,199)	$1,007,638
Global ECS	148,711	152,195	426,192	427,605
Corporate (a)	(60,397)	(70,128)	(308,297)	(287,731)
Consolidated	$238,108	$334,380	$107,696	$1,147,512

(a)
Includes restructuring, integration, and other charges of $16.4 million and $79.0 million for the fourth quarter and year ended December 31, 2019 and $11.1 million and $49.3 million for the fourth quarter and year ended December 31, 2018, respectively. Also included is a net loss on disposition of $1.0 million and $1.9 million for the fourth quarter and year ended December 31, 2019 and $3.6 million for the year ended December 31, 2018, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Year Ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Global components operating income, as reported	$149,794	$252,313	$(10,199)	$1,007,638
Intangible assets amortization expense (b)	7,135	6,600	26,594	24,226
Impairments (b)	—	—	623,796	—
Impact of wind-down (b)	10,912	5,733	161,664	8,846
AFS notes receivable reserve	2,850	—	18,037	—
Digital inventory reserve	1,117	—	22,332	—
Global components operating income, as adjusted	$171,808	$264,646	$842,224	$1,040,710
Global ECS operating income, as reported	$148,711	$152,195	$426,192	$427,605
Intangible assets amortization expense	7,176	2,893	15,789	13,989
Global ECS operating income, as adjusted	$155,887	$155,088	$441,981	$441,594

(b) Restructuring, integration, and other charges, identifiable intangible asset amortization, loss on disposition of businesses, net, and impairments related to the personal computer and mobility asset disposition business are included in “impact of wind down” above.

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586

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